                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Amwest Insurance
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         AMWEST INSURANCE GROUP, INC.
                             5230 LAS VIRGENES ROAD
                          CALABASAS, CALIFORNIA 91302

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1998

                                ---------------


To the Stockholders of
Amwest Insurance Group, Inc.:

  The Annual Meeting of Stockholders of Amwest Insurance Group, Inc. (the "Company") will be held at its corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302, on Friday, May 22, 1998, at 2:00 p.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

        (1) A proposal to elect four directors to serve three-year terms ending in 2001, or until their successors are elected and qualified and to elect one director to serve a two-year term ending in 2000 or until his successor is elected and qualified;

        (2) A proposal to approve and adopt the Amwest Insurance Group, Inc. 1998 Stock Incentive Plan; and

        (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 10, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock must be present in person or be represented by proxy.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                  By Order of the Board of Directors

                                  /s/ Richard H. Savage
                                  Richard H. Savage
                                  Chairman of the Board and
                                  Co-Chief Executive Officer

Calabasas, California
April 15, 1998

                          AMWEST INSURANCE GROUP, INC.
                             5230 LAS VIRGENES ROAD
                          CALABASAS, CALIFORNIA 91302
                                ---------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1998
                                ---------------

                       GENERAL INFORMATION ON THE MEETING

  This Proxy Statement is being mailed on or about April 15, 1998 in connection with the solicitation of proxies by and on behalf of the Board of Directors of Amwest Insurance Group, Inc., a Delaware corporation ("Amwest" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Friday, May 22, 1998 at 2:00 p.m., Los Angeles time, at its corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302, and any adjournment or postponement thereof.

  The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph, fax, or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.

                             RECORD DATE AND VOTING

  Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof. As of April 10, 1998, 3,814,852 shares of Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at PO Box 4500, Woodland Hills, California 91365-4500, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

  Each stockholder is entitled to one vote per share on all matters coming before the 1998 Annual Meeting, except for the election of directors. In the election of directors, a stockholder in person or by proxy is entitled by the Company's Restated Certificate of Incorporation to exercise "cumulative" voting rights; that is, he is entitled to cast as many votes as equals the number of his shares multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner as he may see fit. For convenience sake, the proxy holders do not presently intend to give notice of their intention to cumulate their votes, but they may elect to do so in the event of a contested election or any other presently unexpected circumstances. If any stockholder gives notice at the meeting of his intention to cumulate votes, then all stockholders will have the right to elect directors from nominees by cumulative voting.

  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of April 10, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and officers as a group. These amounts, along with all other share amounts contained in this Proxy Statement, have been adjusted to reflect the 10% stock dividend paid to stockholders of record as of March 31, 1998:

                                                                     NUMBER OF SHARES               PERCENT OF SHARES
                NAME OR IDENTITY OF GROUP                          BENEFICIALLY OWNED (1)            OUTSTANDING (21)
                -------------------------                          ----------------------          --------------------
Directors:
    Richard H. Savage.....................................              906,801 (2)(3)(4)              23.76%
    John E. Savage........................................              173,625 (5)                    4.48%
    Guy A. Main...........................................              550,937 (6)(7)                 14.44%
    Steven R. Kay.........................................               49,590 (8)                    1.29%
    Neil F. Pont..........................................               32,981 (9)                    (22)
    Thomas R. Bennett.....................................               16,225 (10)                   (22)
    Bruce A. Bunner.......................................                4,125 (11)                   (22)
    Edgar L. Fraser.......................................               23,672 (12)                   (22)
    Jonathan K. Layne.....................................               13,860 (13)                   (22)
    Arthur F. Melton......................................               53,542 (14)                   1.39%
    Charles L. Schultz....................................                4,125 (15)                   (22)
  All Directors and Officers as a group (11 persons)......            1,829,483                        45.49%
  Other Principal Stockholders:
    Savage Family Trust...................................              138,901 (3)(4)                 3.64%
    5230 Las Virgenes Road
    Calabasas, CA 91302
    Savage Diversified, Inc...............................              766,525 (4)                    20.09%
    5230 Las Virgenes Road
    Calabasas, CA 91302
    Main Family Trust.....................................              539,250 (7)                    14.14%
    5230 Las Virgenes Road
    Calabasas, CA 91302
    Conner Clark & Company, Ltd...........................              384,505 (16)                   10.08%
    Scotia Plaza, 40 King Street, Suite 5110, Box 125
    Toronto, Ontario M5H 3Y2
    Dimensional Fund Advisors Inc.........................              210,980 (17)                   5.53%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401
    Franklin Advisory Services, Inc.......................              257,070 (18)                   6.74%
    777 Mariners Island Boulevard
    San Mateo, CA 94403
    Heartland Advisors, Inc...............................              291,527 (19)                   7.64%
    790 North Milwaukee Street
    Milwaukee, WI 53202
    Markel Corporation....................................              237,380 (20)                   6.22%
    4551 Cox Road
    Glen Allen, Virginia 23060


(1) Based on information furnished by the persons named. The persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise stated.

(2) Of the shares beneficially owned by Richard H. Savage: (1) 138,901 shares represent shares owned by the Savage Family Trust for which Mr. Savage serves as Trustee; and (2) 766,525 shares represent shares owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by the Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power over shares owned by such trust. In addition, 1,375 shares shown as beneficially owned by Richard H. Savage represent shares which may be acquired by Richard H. Savage within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Stock Option Plan.

(3) The Savage Family Trust owns 138,901 shares of Common Stock. Richard H. Savage is the Trustee of the Savage Family Trust, and as such, exercises sole voting and investment power with respect to shares owned by the Trust. These shares are included in the number of shares beneficially owned by Richard H. Savage as set forth in Note 2.

(4) Of the shares beneficially owned by Richard H. Savage, 766,525 shares are owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power of such trust. These shares are included in the number of shares beneficially owned by Richard H. Savage as set forth in
    Note 2.

(5) John E. Savage serves as Trustee of the following Trusts: (1) Savage Family Stock Trust FBO Sandra Lee Savage which owns 21,425 shares of Common Stock;
    (2) Savage Family Stock Trust FBO Lorraine Ann Savage which owns 21,425 shares of Common Stock; and (3) Savage Family Stock Trust FBO Geraldine K. Thuresson which owns 21,426 shares of Common Stock. John E. Savage owns 50,719 shares of Common Stock. In addition, 58,630 shares shown as beneficially owned by John E. Savage represent shares which may be acquired by John E. Savage within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Stock Option Plan.

(6) Of the shares beneficially owned by Guy A. Main: (1) 539,250 shares represent shares owned by the Main Family Trust for which Mr. Main and his wife serve as Trustee; and (2) 11,000 shares represent shares which Mr. Main holds directly. In addition, 687 shares shown as beneficially owned by Guy
    A. Main represent shares which may be acquired by Guy A. Main within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Stock Option Plan.

(7) The Main Family Trust owns 539,250 shares of Common Stock. Guy A. Main and his wife share voting and investment power with respect to shares owned by the Trust. These shares are included in the number of shares beneficially owned by Guy A. Main as set forth in Note 6.

(8) Of the shares beneficially owned by Steven R. Kay: (1) 21,458 shares represent shares that are directly owned by Steven R. Kay; (2) 550 shares represent shares that are indirectly held through his wife; (3) 220 shares represent shares that are indirectly held through his son; and (4) 27,362 shares represent shares which may be acquired by Steven R. Kay within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Stock Option Plan.

(9) Of the shares beneficially owned by Neil F. Pont: (1) 5,619 shares represent shares that are directly owned by Neil F. Pont: and (2) 27,362 shares represent shares which may be acquired by Neil F. Pont within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Stock Option Plan.

(10) Of the shares beneficially owned by Thomas R. Bennett: (1) 2,475 shares represent shares that are jointly owned by Thomas R. Bennett and his wife; and (2) 13,750 shares represent shares which may be acquired by Thomas R. Bennett within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.

(11) Of the shares beneficially owned by Bruce A. Bunner, all 4,125 shares represent shares which may be acquired by Bruce A. Bunner within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.

(12) Of the shares beneficially owned by Edgar L. Fraser: (1) 9,922 shares represent shares that are directly owned by Edgar L. Fraser; and (2) 13,750 shares represent shares which may be acquired by Edgar L. Fraser within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.

(13) Of the shares beneficially owned by Jonathan K. Layne: (1) 110 shares represent shares that are directly owned by Jonathan K. Layne; and (2) 13,750 shares represent shares which may be acquired by Jonathan K. Layne within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.

(14) Of the shares beneficially owned by Arthur F. Melton: (1) 3,190 shares represent shares that are jointly owned by Arthur F. Melton and his wife;
     (2) 8,250 shares represent shares that are directly owned by Arthur F. Melton; (3) 36,602 shares represent shares which may be acquired by Arthur
     F. Melton within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Stock Option Plan; and (4) 5,500 shares represent shares which may be acquired by Arthur F. Melton within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.

(15) Of the shares beneficially owned by Charles L. Schultz, all 4,125 shares represent shares which may be acquired by Charles L. Schultz within sixty days of April 10, 1998, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.

(16) Based solely upon information contained in Amendment No. 2 to a Schedule 13G dated March 24, 1998 received by the Company from Conner Clark & Company, Ltd. ("Conner Clark"). The filing states that Conner Clark has shared voting and shared dispositive power over 384,505 shares.

(17) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 210,980 shares of Amwest Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(18) Based solely upon information contained in Amendment No. 1 to a Schedule 13G dated January 16, 1998 received by the Company from Franklin Resources, Inc. The filing states that Franklin Advisory Services, Inc., an investment advisory subsidiary of Franklin Resources, Inc. has sole voting power and sole dispositive power over 257,070 shares.

(19) Based solely upon information contained in Amendment No. 3 to a Schedule 13G dated January 23, 1998 received by the Company from Heartland Advisors, Inc. ("Heartland"). The filing states that Heartland has sole voting power and sole dispositive power over 291,527 shares.

(20) Based solely upon information contained in Amendment No. 3 to a Schedule 13G dated February 3, 1998 received by the Company from Markel Corporation ("Markel"). The filing states that Markel has sole voting power over 204,050 shares, sole dispositive power over 204,050 shares and shared dispositive power over 33,330 shares.

(21) Based on 3,814,852 shares of Common Stock outstanding as of April 10, 1998. See "Record Date and Voting."

(22) Less than 1% of the shares of Common Stock outstanding.


                             ELECTION OF DIRECTORS

     Under the Restated Certificate of Incorporation and the Bylaws (as amended) of the Company, which provide for a "classified" Board of Directors, four (4) directors out of a total of twelve (12) are to be elected at the 1998 Annual Meeting of Stockholders to serve three-year terms expiring at the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified. One of the current directors, Edgar L. Fraser, is retiring. Two of the nominated directors were elected by the stockholders in previous years, one new director will replace the position vacated by Mr. Fraser and one new director will fill a position created by increasing the Board by one additional member. In addition, in August 1997 the Board of Directors elected Neil F. Pont to serve until the 2000 Annual Meeting of Stockholders. Mr. Pont had previously relinquished his positions as Senior Vice President and Director of the Company effective February, 1997. Unless authority to vote for a certain nominee is withheld by an indication thereon, the proxy will be voted to re-elect Bruce A. Bunner and Arthur F. Melton and to elect Robert W. Kleinschmidt and Roland D. Miller to three-year terms, each to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified and to elect Neil F. Pont to serve until the 2000 Annual Meeting of

Stockholders or until his successor is elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees and each director whose term of office will continue after the 1998 Annual Meeting of Stockholders is set forth below:

        NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                                                                                                 CURRENT        NEW
                                                                                    DIRECTOR      TERM         TERM
          NAME             AGE                POSITION WITH COMPANY                  SINCE       EXPIRES      EXPIRES
          ----             ---                ---------------------                --------      -------      -------

Bruce A. Bunner..........   64     Director                                            1995         1998         2001
Robert W. Kleinschmidt...   48     Director                                              --           --         2001
Arthur F. Melton.........   43     Director                                            1986         1998         2001
Roland D. Miller.........   70     Director                                              --           --         2001
Neil F. Pont.............   52     Senior Vice President and Director                    --           --         2000

                   INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE
            CONTINUE AFTER THE 1998 ANNUAL MEETING OF STOCKHOLDERS


                                                                                                    CURRENT
                                                                                      DIRECTOR       TERM
        NAME                 AGE               POSITION WITH COMPANY                    SINCE       EXPIRES
        ----                 ---               ---------------------                  --------     --------
Richard H. Savage........     78   Chairman of the Board, Co-Chief Executive            1970         2000
                                   Officer and Director
John E. Savage...........     45   Co-Chief Executive Officer, President, Chief         1976         1999
                                   Operating Officer and Director
Guy A. Main..............     61   Executive Vice President and Director                1996         1999
Steven R. Kay............     44   Senior Vice President, Chief Financial               1992         2000
                                   Officer, Treasurer and Director
Thomas R. Bennett........     71   Director                                             1985         1999
Jonathan K. Layne........     44   Director                                             1989         1999
Charles L. Schultz.......     70   Director                                             1995         2000


                     PRINCIPAL OCCUPATIONS OF NOMINEES AND
                  CONTINUING DIRECTORS DURING LAST FIVE YEARS

  Richard H. Savage entered the surety business in 1958 by forming a general agency which specialized in the sale of bail bonds. The business evolved into the surety insurance business when Amwest Surety was licensed as an insurer in December, 1976. Mr. Savage has served as Chairman, Director, Chief Executive Officer (and since 1992 as Co-Chief Executive Officer) of the Company since its organization in 1970. Richard H. Savage is the father of John E. Savage.

  John E. Savage joined the Company in 1975 as Vice President and became a Director of the Company in December, 1976. He became Secretary and Assistant Treasurer of the Company in October, 1985. Mr. Savage managed the Court Division from 1975 to 1980 and managed the Woodland Hills Branch from 1980 to 1985. He managed the Underwriting Department from 1985 to 1987. He became a Senior Vice President in September, 1987, President and Chief Operating Officer in February, 1990 and Co-Chief Executive Officer in November, 1992. He relinquished his titles of Secretary and Assistant Treasurer in May, 1993. John E. Savage is the son of Richard H. Savage.

  Guy A. Main joined the Company in March 1996 as Executive Vice President and Director upon consummation of the merger between the Company and Condor Services, Inc. ("Condor"). Mr. Main also serves as Chairman and President of Condor Insurance Company. Previously, Mr. Main was Chairman of the Board and President of

Condor's predecessor, Interstate Program Managers, Inc., since its founding in 1974. He became Chairman of the Board and President of Condor in November 1988. From 1972 to 1974, he served as Executive Vice President of Garrett, Bromfield Corporation, insurance managing general agents. From 1957 to 1972, Mr. Main served in various capacities in underwriting and management of several insurance companies.

  Steven R. Kay joined the Company in April, 1992 as Senior Vice President, Chief Financial Officer, Treasurer and Director. From 1977 he served in various positions with KPMG Peat Marwick and served as an Audit Partner for KPMG Peat Marwick from 1987 until April, 1992.

  Neil F. Pont joined the Company in November, 1991 as Senior Vice President. During 1991, he served as a retained consultant following his tenure from 1987 to 1991 with Imperial Corporation of America, where he served in various executive management positions, including Executive Vice President Retail Bank, board member First Imperial Investor Services, an investment broker dealer, and Imperial Insurance Agency. Effective August 1997, Mr. Pont was elected to the positions of Senior Vice President and Director of the Company after previously relinquishing these positions effective February 1997.

  Thomas R. Bennett became a Director of the Company in October, 1985. Mr. Bennett is presently an independent financial consultant. From May, 1987 to November, 1987, Mr. Bennett served as Senior Vice President, Treasurer and Director of Technology Applications, Inc. From 1983 to 1987, Mr. Bennett served as Vice President and Treasurer of ERC International, Inc.

  Bruce A. Bunner became a Director of the Company in November 1995. Since his retirement in 1994 as Chairman of Centre Reinsurance Company of New York, Mr. Bunner has accepted the position of President of Financial Structures Ltd., a financial services firm. Previously, he served with KPMG Peat Marwick for 22 years. In addition, Mr. Bunner served as California State Insurance Commissioner from 1983 to 1986. Mr. Bunner is also a member of the Board of Directors of Mercury Insurance Group, Inc., a property and casualty insurer specializing in automobile coverages and American Progressive Life Insurance Company.

  Robert W. Kleinschmidt has served as President of Tocqueville Asset Management, L.P., an investment management company since January 1994 and Managing Director since June 1991. From 1978 to 1991, Mr. Kleinschmidt was Senior Partner of David J. Green and Company, an investment management company. Mr. Kleinschmidt was a member of the Board of Directors of Condor Services, Inc. whose merger with the Company was consummated on March 14, 1996. Tocqueville Asset Management, L.P. has rendered, and the Company expects Tocqueville Asset Management, L.P. to continue to render, investment advisory services to the Company.

  Jonathan K. Layne became a Director of the Company in June, 1989. Mr. Layne has been a partner in the law firm of Gibson, Dunn & Crutcher LLP since 1987, and has been associated with that firm since 1979. Such firm has rendered, and the Company expects Gibson, Dunn & Crutcher LLP to continue to render, legal services to the Company. Mr. Layne is also a member of the Board of Directors of K-Swiss Inc., a manufacturer of athletic footwear, The Finish Line, Inc., a retailer of brand name athletic and leisure footwear, activewear and accessories and Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  Arthur F. Melton became a Director of the Company in August, 1986, became a Senior Vice President of the Company in November, 1990 and resigned from this position in November, 1996. Mr. Melton is currently a Director of Fresh International Corporation, an agribusiness holding company, and its subsidiaries, including Fresh Express Farms, TransFresh Corporation and Bruce Church, Inc. Mr. Melton was the Director of Finance and Administration of Industrial Tools, Inc. from 1985 to November, 1990.

  Roland D. Miller served in various capacities including Vice President from April 1970 to September 1982, President from September 1982 to February 1989 and Vice Chairman from February 1989 to July 1992 for National Indemnity Company. Mr. Miller retired effective July 1992. Mr. Miller has served as a director of two of the Company's subsidiaries, Amwest Surety Insurance Company and Far West Insurance Company, since November 1995.

  Charles L. Schultz became a Director of the Company in November 1995. Mr. Schultz is currently a director of Centris, an insurance company specializing in reinsurance. Mr. Schultz retired in 1993 as Senior Vice President, Finance and Chief Financial Officer of Farmers Group, Inc. where he had served for 19 years in various capacities. Previously, Mr. Schultz had been with Great American Insurance Company in senior management positions from 1950 to 1974.

                    CERTAIN INFORMATION CONCERNING THE BOARD
                   OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Board of Directors has the following standing committees: Compensation and Stock Option Committee, Audit Committee and Investment Committee. The Company does not have a nominating committee of its Board of Directors.

MEETING OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors met 5 times during fiscal 1997 and each incumbent director who was a director during 1997 and whose term of office will continue after the Annual Meeting of Stockholders attended at least 75% of the meetings of the Board and Board Committees of which he was a member.

  For fiscal 1997, the Compensation and Stock Option Committee was composed of Messrs. Thomas R. Bennett (Chairman), Edgar L. Fraser, Jonathan K. Layne and Charles L. Schultz. This Committee met 4 times during fiscal 1997 and each committee member attended each meeting held during the time that such director was a member of the Committee. Effective April, 1998, the composition of the Compensation and Stock Option Committee changed and is now composed of Messrs. Jonathan K. Layne (Chairman), Arthur F. Melton and Thomas R. Bennett.

  The Audit Committee is composed of Messrs. Edgar L. Fraser (Chairman), Bruce
A. Bunner, Jonathan K. Layne and Charles L. Schultz. This Committee met 4 times during fiscal 1997 and each committee member attended each meeting held during the time that such director was a member of the Committee. Effective April, 1998, the Audit Committee changed and is now composed of Messrs. Charles L. Schultz (Chairman), Bruce A. Bunner, Jonathan K. Layne and Roland L. Miller

  The Investment Committee is composed of Messrs. Steven R. Kay (Chairman), Richard H. Savage, John E. Savage, Guy A. Main, Thomas R. Bennett, Bruce A. Bunner and Charles L. Schultz. This Committee met 2 times during fiscal 1997 and each committee member attended each meeting held during the time that such director was a member of the Committee. Effective April, 1998, the Investment Committee changed and is now composed of Messrs. Steven R. Kay (Chairman), Richard H. Savage, John E. Savage, Guy A. Main, Thomas R. Bennett, Bruce A. Bunner, Robert W. Kleinschmidt and Charles L. Schultz.

REMUNERATION OF DIRECTORS

  All directors are paid $12,000 annually, plus normal and necessary expenses for attending all regular or special meetings of the Board of Directors, irrespective of the number of such regular or special meetings attended by such Board members. During 1997, each director who was not an officer of the Company was also paid $750 per in-person Board meeting attended plus $500 per committee meeting attended, plus normal and necessary expenses for attending such meetings. In addition, each director is eligible to receive reimbursement in an annual amount up to $1,500 for expenses relating to annual physical examinations. Directors are also eligible to receive stock options under the Amwest Insurance Group, Inc. 1998 Stock Incentive Plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

                       NAME                            AGE                            POSITION
                       ----                            ---                            --------
Richard H. Savage.................................      78     Chairman of the Board and Co-Chief Executive Officer
John E. Savage....................................      45     Co-Chief Executive Officer, President, Chief Operating
                                                                 Officer
Guy A. Main.......................................      61     Executive Vice President
Steven R. Kay.....................................      44     Senior Vice President, Chief Financial Officer and
                                                                 Treasurer
Neil F. Pont......................................      52     Senior Vice President

  See "Principal Occupations of Nominees and Continuing Directors During Last Five Years" for information regarding the Company's executive officers.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The Company believes that shareholders should be provided information about executive compensation that is easier to understand, more relevant and consistent with the proxy rules of the Securities and Exchange Commission. The following table sets forth the compensation paid by the Company and its subsidiaries to each of the executive officers of the Company ("Named
Officers") for services rendered in all capacities to the Company and its subsidiaries for the three fiscal years ended December 31, 1997, 1996 and 1995. The table does not include compensation paid by Condor to Mr. Main who became an executive officer of the Company in March 1996.


                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                  ANNUAL COMPENSATION              COMPENSATION
                                                                  -------------------              ------------
                                                                                                   SECURITIES
                    NAME                                                            OTHER          UNDERLYING             ALL
                     AND                                                            ANNUAL          OPTIONS/             OTHER
                  PRINCIPAL                            SALARY (1)   BONUS (2)   COMPENSATION (3)       SARS         COMPENSATION (4)
                  POSITION                      YEAR      ($)          ($)            ($)               (#)                ($)
                  ---------                     ----   ----------   ---------   ----------------   -------------   -----------------

Richard H. Savage............................   1997     337,997     103,106                 --           2,500            4,533
Chairman of the Board and                       1996     343,779          --                 --           2,500            4,471
  Co-Chief Executive Officer                    1995     338,000     110,454                 --             ---            4,533

John E. Savage...............................   1997     270,000      41,310                 --           6,500            4,750
Co-Chief Executive Officer,                     1996     263,587          --                 --          10,000           44,442(5)
  President and Chief Operating Officer         1995     225,394      74,425                 --          10,000            3,655

Guy A. Main..................................   1997     265,006      16,894                 --           2,500            4,750
Executive Vice President                        1996     203,620          --                 --           2,500           35,518(6)
                                                1995          --          --                 --             ---            ---

Steven R. Kay................................   1997     196,560      45,111                 --           5,000           18,176(7)
Senior Vice President, Chief                    1996     198,074          --                 --           7,500           13,700(8)
   Financial Officer and Treasurer              1995     189,000      49,995                 --          17,500            4,618

Neil F. Pont.................................   1997     196,560      45,111                 --           5,000           33,391(9)
Senior Vice President                           1996     198,074          --                 --           7,500           10,636(10)
                                                1995     185,733      49,995                 --          17,500           10,983(11)

  (1) Includes directors' fees of $12,000 for each of the years indicated.

  (2) Includes incentive compensation earned and accrued during the fiscal years indicated and paid subsequent to the end of each fiscal year.

  (3) Except where indicated, all Named Officers receive certain perquisites such as paid premiums on additional life insurance, automobile allowances and the expense associated with the use of these automobiles. Such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

  (4) The matching contributions made by the Company under the provisions of its 401(k) Plan are included in this column.

  (5) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $39,692 relating to cash received in-lieu of vacation benefits.

  (6) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $31,626 relating to cash received in-lieu of vacation benefits.

  (7) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $13,426 relating to cash received in-lieu of vacation benefits.

  (8) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $8,950 relating to cash received in-lieu of vacation benefits.

  (9) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $28,641 relating to cash received in-lieu of vacation benefits.

 (10) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $6,310 relating to cash received in-lieu of vacation benefits.

 (11) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $6,365 relating to cash received in-lieu of vacation benefits.


EMPLOYMENT AGREEMENT

      The Company and Mr. Main entered into an employment agreement commencing on March 14, 1996 and continuing for a period of four years providing Mr. Main to be employed as Executive Vice President of the Company and Chairman and President of Condor Insurance Company. Mr. Main is receiving a base salary of $253,000, subject to annual review, and will be eligible for bonuses under the Company's Senior Executive Bonus Plan and entitled to other benefits available to other Company officers generally, including an automobile allowance.


SEVERANCE AGREEMENTS

      The Company has entered into a severance agreement ("Severance Agreement") with each of Messrs. Richard H. Savage, John E. Savage, Steven R. Kay and Neil
F. Pont to provide an incentive for such officers to continue their employment following any "Change in Control" of the Company, thereby helping ensure continuity of the Company's business by mitigating concerns about job security that could affect management objectivity under such circumstances. The Employment Agreement described above between the Company and Mr. Guy A. Main also contains a severance provision.

      Each Severance Agreement generally provides that if, after a "Change in Control" of the Company, the officer terminates his employment with the Company " (as defined in the Severance Agreement) or the Company terminates the officer's employment for any reason other than "Cause" (as defined in the Severance Agreement) or the death, disability or retirement (in accordance with retirement policies in effect before such Change in Control) of the officer, the Company shall (1) pay the officer severance compensation equal to 2.99 times his average annual compensation (including bonuses) over the five most recent years ending before the Change in Control, and (2) provide the officer, for three years thereafter, insurance benefits substantially similar to those he received immediately prior to his termination. In the event that such payments, alone or together with other payments to be received by the officer from the Company, would not be deductible in whole or in part by the Company, then such payments shall be reduced to the largest amount that would be deductible by the Company. If the officer is required to pay the excise taxes imposed by Section 4999 of the Internal Revenue Code (or a similar provision of state law) then the Company is obligated to pay to the officer an additional amount equal to the sum of such excise taxes and an amount equal to all taxes, interest and penalties that become payable by the officer as a result of the payment by the Company of such excise taxes.

  Change in Control is defined in the Severance Agreement to include (i) the acquisition by a third party of beneficial ownership of 30% or more of the Company's outstanding voting equity securities (but not including any person who had such beneficial ownership as of May 25, 1989), (ii) the approval by the stockholders of the Company of a liquidation or dissolution of the Company,
(iii) a consolidation or merger of the Company if the Company is not the surviving entity or shares of the Company's Common Stock would be converted into cash, securities or other property (but not including a merger in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), (iv) any sale, lease, exchange or transfer of all or substantially all of the Company's assets, or (v) a change in the membership of the Company's Board of Directors such that during any two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease to constitute a majority thereof (unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period). Each Severance Agreement has an initial term of two years and is automatically renewed for successive two year terms unless determined otherwise by the Board of Directors prior to a Change in Control. Each Severance Agreement terminates five years after a Change in Control.


STOCK OPTION PLAN

  The Company's Stock Option Plan (the "Plan") currently provides for the reservation of 676,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance upon the exercise of options to be granted under the Plan. Shares of Common Stock subject to the unexercised portions of any options granted under the Plan which expire, terminate or are canceled may again be subject to options under the Plan. Salaried employees, including directors who are employees, and consultants are currently eligible to receive options under the Plan.

  The Plan was amended and ratified by stockholders of the Company at the 1987, 1988, 1990 and 1994 Annual Meetings of Stockholders and the 1996 Special Meeting of Stockholders and was adopted and ratified in its currently amended form by the Board of Directors on February 1, 1996. These amendments brought the Plan into compliance with Rule 16b-3 (promulgated by the Securities and Exchange Commission under the Securities Act of 1934), increased the number of shares subject to the Plan, and modified the exercise prices of non-incentive options granted under the Plan.

  The Plan is administered by a committee (the "Compensation and Stock Option Committee") of directors who are appointed by the Board of Directors of the Company. The Compensation and Stock Option Committee has the full power to construe the Plan, to determine which persons are eligible to receive options under the Plan, the vesting of such options and which of the eligible persons, if any, shall be granted options under the Plan.

  The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code (the "Code") as well as options which do not so qualify ("Non-Qualified Stock Options") and for the grant of stock appreciation rights ("Stock Appreciation Rights") to be associated with stock options. The Stock Appreciation Rights permit the optionee to elect to receive, in lieu of exercising the related option, an amount equal to the difference between the value of the shares subject to the option and the exercise price of the option. The per share exercise price of Incentive Options under the Plan may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant of the option (110% of such fair market value with respect to Incentive Options granted to an individual who owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary corporation). On April 10, 1998 the closing sales price of the Company's Common Stock as reported on the American Stock Exchange was $16.0625.

  The Plan provides that the aggregate fair market value of the stock with respect to which Incentive Options are exercisable for the first time by each employee during any calendar year (under the Plan or similar plans) shall not exceed $100,000. No Incentive Option granted under the Plan may be exercised more than ten years after its date of grant, except that an Incentive Option granted to an individual owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation shall expire no later than five (5) years from the date the option was granted. No Non-Incentive Option granted under the Plan may be exercised more than eleven
(11) years after its date of grant.

SECTION 16(B) OF THE EXCHANGE ACT

  The acquisition and disposition of shares of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the Plan may be subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a purchase of shares of Common Stock within six months before or after a sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under
Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.


NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Non-Employee Director Stock Option Plan (the "Director Plan") provides for the reservation of 75,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance upon the exercise of options to be granted under the Director Plan. Shares of Common Stock subject to the unexercised portions of any options granted under the Director Plan which expire, terminate or are canceled may again be subject to options under the Director Plan. Directors, who are not employees of the Company or a subsidiary of the Company, are currently eligible to receive options under the Director Plan. A person shall not be considered an employee solely by serving as Chairman of the Board. As of April 10, 1998, six persons were eligible to receive said grants.

  The Director Plan is self-governing. Questions of interpretation, if any, will be resolved by the Board of Directors.

  Each non-employee director will be granted upon his initial election to the Board a Non-Qualified Stock Option ("NQO") to purchase 5,000 shares of the Company's Common Stock. After the initial grant of the NQO to purchase 5,000 shares of the Company's Common Stock, each non-employee director will receive annual grants of NQO's to purchase 2,500 shares of the Company's Common Stock on the date of each subsequent Annual Meeting of Stockholders. The per share exercise price of the options will be the fair market value of a share of the Company's Common Stock on the date of grant. Each option will have a term of ten years and shall become exercisable at the rate of 25% per year over a period of four years of Board Service. Optionees will receive credit for service, if any, on the Board prior to the date of the option grant in satisfying these vesting requirements.


EMPLOYEE STOCK PURCHASE PLAN

  The Employee Stock Purchase Plan (the "Purchase Plan") provides for the reservation of 220,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance to eligible participants. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

  Eligible participants include any employee who has a customary working schedule of more than 20 hours per week and whose customary employment is for more than five months in any calendar year. However, employees who own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company are not eligible to participate. Eligible employees are entitled to purchase shares of Common Stock on a calendar month basis at 92% of the fair market value of the Company's Common Stock on the last business day of a calendar month, defined as the closing price of the Company's Common Stock on the American Stock Exchange (or such other securities market on which the Company's Common Stock is primarily traded).

  The Purchase Plan is administered by a committee comprised of at least two directors which are selected by the Board of Directors (the "Committee"). To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Disinterested Directors.

  As of April 10, 1998, a total of 12,891 shares of Common Stock have been issued pursuant to the Purchase Plan.

OPTION GRANTS

  Shown below is further information on grants of stock options pursuant to the Plan during the fiscal year ended December 31, 1997, to the Named Officers. No stock appreciation rights have been granted in connection with options.


                            OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                              ANNUAL RATES
                                                                                                                   OF
                                                                                                               STOCK PRICE
                                                                                                            APPRECIATION FOR
                                                                      INDIVIDUAL GRANTS                     OPTION TERM  (1)
                                                                      -----------------                  ---------------------
                                                     NUMBER OF
                                                     SECURITIES
                                                      UNDERLYING    % OF TOTAL
                                                       OPTIONS/    OPTIONS/SARS    EXERCISE
                                                        SARS         GRANTED TO     OR BASE
                                                       GRANTED      EMPLOYEES IN     PRICE   EXPIRATION
                      NAME                               (2)        FISCAL YEAR     ($/SH)      DATE        5%($)       10%($)
                      ----                              -----       -----------    --------  ----------  ------------  -------

Richard H. Savage...............................        2,750(3)            3.3%     11.023    9/9/2007     19,063       48,310
Chairman of the Board
    and Co-Chief Executive Officer

John E. Savage..................................        7,150(3)            8.6%     11.023    9/9/2007     49,565      125,607
Co-Chief Executive Officer, President
   and Chief Operating Officer

Guy A. Main.....................................        2,750(3)            3.3%     11.023    9/9/2007     19,063       48,310
Executive Vice President

Steven R. Kay...................................        5,500(3)            6.6%     11.023    9/9/2007     38,127       96,621
Senior Vice President, Chief Financial
  Officer and Treasurer

Neil F. Pont....................................        5,500(3)            6.6%     11.023    9/9/2007     38,127       96,621
Senior Vice President

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown above (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants.

(3) Options were granted on September 7, 1997 at fair market value and become exercisable at the rate of 25% on the first, second, third and fourth anniversary of the grant date, and have a term of 10 years.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to exercised and unexercised options to purchase the Company's Common Stock under the Plan.


                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                       NUMBER OF
                                                                                      SECURITIES
                                                                                      UNDERLYING           IN-THE-MONEY
                                                                                      UNEXERCISED          OPTIONS/SARS
                                                                                     OPTIONS/SARS            AT FY-END
                                                                                     AT FY-END (#)            ($)(1)
                                                                                     -------------            ------
                                                SHARES ACQUIRED     VALUE
                                                 ON EXERCISE       REALIZED          EXERCISABLE/         EXERCISABLE/
                   NAME                                (#)           ($)            UNEXERCISABLE        UNEXERCISABLE
                   ----                         ---------------    --------         -------------        -------------
Richard H. Savage............................          --             --              687    4,812           703      8,047
Chairman of the Board
  and Co-Chief Executive Officer

John E. Savage...............................            20,350      68,127        50,160   23,870       108,375     26,813
Co-Chief Executive Officer, President and
  Chief Operating Officer

Guy A. Main..................................             4,317      10,110          --      4,812          --        8,047
Executive Vice President

Steven R. Kay................................            16,500      56,250        18,975   22,275         8,063     21,313
Senior Vice President, Chief Financial
  Officer and Treasurer

Neil F. Pont.................................             6,187      27,656        18,975   22,275         8,063     21,313
Senior Vice President

(1) Represents the difference between the closing price of the Company's Common Stock on the AMEX on December 31, 1997 and the exercise price of the options.


REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

    The Report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Amwest Insurance Group, Inc. Stock Option Plan, the Senior Executive Bonus Plan (the "Bonus Plan") and the Amwest Insurance Group, Inc. 1998 Stock Incentive Plan. The Committee is currently comprised of three non-employee members of the Board of Directors.

    The cash compensation of the executive officers of the Company is comprised of two elements: base salary and cash bonuses awarded under the operation of the Bonus Plan. The potential cash bonus awards are intended to comprise a significant portion of each executive's compensation.

DESCRIPTION OF THE BONUS PLAN

  Annual incentives for the Co-CEO's are intended to reward them for increasing earnings while maintaining the quality of those earnings. In 1997, the Company commissioned Deloitte & Touche, LLP to perform an executive compensation study intended to provide recommendations on developing an executive incentive plan. The resulting product was the Bonus Plan which provides for short-term cash bonus awards and long-term cash bonus awards paid to the Co-CEO's based on the Company's return on equity ("ROE"), which is calculated as the Company's net income divided by beginning stockholders' equity for the fiscal year, subject to adjustments for recapitalization or other extraordinary events. Net income and beginning stockholders' equity is determined by the use of generally accepted accounting principles. The Committee believes that the Bonus Plan aligns annual executive compensation with stockholder interests, by tying the major part of the annual executive bonus payments to the Company's ROE.

  Both short-term and long-term cash bonus provisions for executive officers below the level of CEO use the same benchmarks as established for the Co-CEO's, but limit their bonus opportunities to a smaller percentage of their base salaries.

  During 1997, the short-term cash bonus awards under the Bonus Plan comprised 16.57% of the cash compensation of the five executive officers in the aggregate. Richard H. Savage and John E. Savage, the Company's Co-Chief Executive Officers, received 23.37% and 13.27%, respectively, of their aggregate cash compensation from cash bonus awards made under the Bonus Plan.

SALARY ADMINISTRATION

  The Committee's general policy is to establish base salaries for the executive officers at levels consistent with those being paid by organizations with which the Company is competing for executive talent. The Committee has used a combination of factors in setting and adjusting the base salaries of the executive officers. These factors include available salary data from other insurance companies, relative responsibility and compensation within the Company, the individual's past performance and future potential. Included in the salary data reviewed by the Committee is information obtained from publicly available salary surveys for Insurance Industry executives.

LONG-TERM INCENTIVES

  It is the Committee's policy to provide long-term incentives to the executives of the Company through the long-term cash bonus program and the annual grant of stock options. This component of the compensation program is intended primarily to motivate executives to improve the long-term market performance of the Company's stock.

  The long-term cash bonus award is based on the same criteria as the short-term cash bonus awards except awards earned are held on account and adjusted at the end of the performance period depending on operating results. The performance period is three (3) years in length, with the first performance period to beginning on January 1, 1998 and ending on December 31, 2000. Subsequent performance periods will begin annually each January 1 thereafter, until the Bonus Plan is terminated.

  The annual grant of stock options bears a direct relationship to the Company's stock price and is considered to be an effective incentive for managers to create value for all stockholders. The Committee therefore views stock options as an important component of its long-term performance-based compensation philosophy. Richard H. Savage can only receive Non-Qualified Stock Options ("NQO's") granted at market price. Other executives receive Incentive Stock Options ("ISO's") granted at the current market value, except for John E.
Savage who can elect to receive either ISO's granted at 110% of market value pursuant to Section 422 of the Internal Revenue Code or Non-

Qualified Stock Options ("NQO's") granted at market price. Generally, options vest 25% per year over four years and expire after 10 years. The options will only have value to the extent that the Company's stock price increases during that period.

  In recent years, the Committee has operated under a guideline of making annual grants of options in the range of 2.5% to 3.0% of the outstanding stock of the Company. This equates to approximately 85,000 to 100,000 annual grants currently. Within this framework, the Committee determines the allocation of options to be granted each year based on the executive's position in the Company; i.e., the number of options granted is intended to be proportional to an executive's perceived ability to influence the Company's long-term growth and profitability. For 1997, the Company had available a small number of options for grant which equated to lower grants than in previous years. Included in this Proxy Statement is a proposal to adopt for the Amwest Insurance Group, Inc. 1998 Stock Incentive

Plan which will be utilized in addition to the previous Amwest Insurance Group, Inc. Stock Option Plan and the Amwest Insurance Group, Inc. Non-Employee Director Stock Option Plan.

  During 1997, the Committee authorized the grant of 75,500 employee stock options, as compared to 101,000 grants in 1996 and 98,500 grants in 1995. Included in the 1997 grants were 21,500 options granted to executive officers of the Company, as detailed in the Option/SAR Grants Table of this Proxy Statement. All of these options were granted at a per share exercise price of $12.125. The option price was $3.75 below the market price at the date of grant.

  Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under such law, the deduction limit does not apply to payments which qualify as "performance based." To qualify as "performance based," compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment of the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock options (e.g., the spread on exercise of non-incentive stock options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.


Dated: April 13, 1998
                                  Compensation and Stock Option Committee
                                  Jonathan K. Layne (Chairman)
                                  Thomas R. Bennett
                                  Jonathan K. Layne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Directors Layne, Bennett and Melton comprise the Compensation and Stock Option Committee.

  Mr. Layne is a partner of the law firm Gibson, Dunn and Crutcher LLP which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.


                         STOCK PRICE PERFORMANCE GRAPH

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (assuming reinvestment of dividends) against the cumulative total return of the S&P 500 Stock Index and the Property Casualty Insurance Industry Composite Index (in each case also assuming reinvestment of dividends) for the five fiscal years commencing January 1, 1993 and ending December 31, 1997.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG AMWEST INSURANCE GROUP, INC., S&P 500 INDEX AND PROPERTY
                  CASUALTY INSURANCE INDUSTRY COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                              AMWEST
MEASUREMENT PERIOD           INSURANCE         S&P       PROPERTY
(FISCAL YEAR COVERED)        GROUP, INC.    500 INDEX    CASUALTY
--------------------         -----------    ---------    --------
Measurement Pt-  1992        $100.00        $100.00      $100.00
FYE   1993                   $129.19        $110.08      $102.42
FYE   1994                   $127.42        $111.54      $101.44
FYE   1995                   $171.76        $153.54      $145.48
FYE   1996                   $157.40        $188.69      $174.79
FYE   1997                   $174.39        $251.64      $250.41

                         PROPOSAL TO APPROVE AND ADOPT
                    THE COMPANY'S 1998 STOCK INCENTIVE PLAN

  At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to approve and adopt the Amwest Insurance Group, Inc. 1998 Stock Incentive Plan (the "1998 Plan").

  On April 13, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, the 1998 Plan. The 1998 Plan will be used in addition to the Amwest Insurance Group, Inc. Stock Option Plan and the Amwest Insurance Group, Inc. Non-Employee Director Stock Option Plan. The purpose of the 1998 Plan is to enable the Company to attract, retain and motivate its employees and consultants in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

  All statements set forth in this Proxy Statement relating to the 1998 Plan are qualified in their entirety by reference to the complete statement of the 1998 Plan which is set forth in Appendix A to this Proxy Statement. The 1998 Plan is intended to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. If any of the terms or provisions of the 1998 Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements.

ADMINISTRATION

  The 1998 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and, with respect to grants of and other determinations affecting Awards intended to qualify as performance-based compensation ("Performance-Based Compensation") within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), is an "outside director" within the meaning of
Section 162(m) of the Code. This Plan may in the absence of action by the Committee, be administered by the entire Board (subject to any limitations contained in Rule 16b-3 or otherwise), with respect to any award not intended to qualify as Performance-Based Compensation.

PARTICIPANTS

  Awards may be granted pursuant to the 1998 Plan to: (a) any employee of the Company or any of its subsidiaries or affiliates, including any director who is also such an employee, (b) any consultant of the Company or any of its subsidiaries or affiliates or (c) any director of the Company who is not an employee of the Company (a "Non-Employee Director").

OPERATION OF THE 1998 PLAN

  The Committee, on behalf of the Company, is authorized under the 1998 Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of the 1998 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share ("Common Stock"), of the Company or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative. Awards may be issued, and Shares may be issued, pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

  The 1998 Plan provides that the aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 250,000 and that the aggregate number of shares that may be granted to any one Participant during any calendar year shall not exceed 25,000, subject to adjustment as provided below. The 1998 Plan will be used in addition to the two previous stock option plans, the Amwest Insurance Group, Inc. Stock Option Plan and the Amwest Insurance Group, Inc. Non-Employee Director Stock Option Plan, which provided for 751,000 shares to be issued pursuant to options of which 47,136 remained available for awards as of April 10, 1998. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options ("ISO's") and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of Shares for which options may be granted to any participant during any one calendar year; provided, however, that no adjustment shall be made to the number of Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

MANNER OF EXERCISE

  The recipient of such Award, including any recipient who is a director or officer of the Company, may pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

     (A) the delivery of cash;

     (B) the delivery of the other property deemed acceptable by the Committee;

     (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

     (D) a reduction in the amount of Shares of Shares or other property otherwise issuable pursuant to such Award.

AMENDMENT AND TERMINATION

  The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

     (b) If an amendment to the Plan would (i) increase the maximum number of Shares that may be issued pursuant to (A) all Awards granted under this Plan,
(B) all Incentive Stock Options granted under this Plan and (C) Awards granted under this Plan during any calendar year to any one Employee, (ii) change the class of accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein or (iv) affect the Plan's compliance with Rule 16-b3 or applicable provisions of the Code, as required to comply with

Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time; and

     (c) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act, or the rules and regulations thereunder.

NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on an individual any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company (or its subsidiaries or affiliates, as applicable) to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

COMPLIANCE WITH LAW

  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

EFFECTIVE DATE

  No Awards shall be made under the 1998 Plan after April 13, 2008. Although Shares may be issued after April 12, 2008 pursuant to Awards made on or prior to such date, no Shares shall be issued under the 1998 Plan after April 11, 2018.

FEDERAL INCOME TAX TREATMENT

  The following is a brief discussion of the federal income tax treatment which will generally apply to Awards made under the 1998 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the specific nature of the Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, participants should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

  Nonqualified Options. An optionee will not be taxed at the time an option that is not an ISO (a "nonqualified option") is granted. In general, an employee exercising a nonqualified option will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss. The Company will not recognize income, gain or loss upon the granting of a nonqualified option. Upon the exercise of such an option, the Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

  ISO's. An employee will not be taxed at the time an ISO is granted. In general, an employee exercising an ISO will not be taxed at the time an ISO is exercised if the stock purchased is held for at least one year after the exercise date and at least two years after the date of grant of the ISO; provided, however, the excess of the fair market value of the stock acquired upon exercise of an ISO over the exercise price is treated as a positive adjustment to the employee's "alternative minimum taxable income" in the year of exercise, and therefore exercise of an ISO may give rise to an alternative minimum tax liability of the employee in the year of exercise.

  If the one-year and two-year holding periods are satisfied, the difference between the option price and the amount realized upon subsequent disposition of the stock will constitute long-term capital gain or loss. Stock held at least 18 months following the date of exercise of the ISO will be taxed as "adjusted net capital gain" pursuant to Section 1(h) of the Code. Stock held more than one year but less than 18 months will be taxed as "mid-term gain" pursuant to
Section 1(h) of the Code. If such holding periods are not satisfied, the employee will recognize ordinary income to the extent of the lesser of the gain realized and the excess of the fair market value of the stock on the exercise date over the option price. Any gain realized in excess of the amount recognized as ordinary income by the employee will be capital gain. The Company will not recognize income, gain or loss upon the granting or exercise of an ISO, nor will it be entitled to any deduction upon the disposition of an ISO if the holding periods referred to above are satisfied. If such holding periods are not satisfied, the Company will be entitled to a deduction equal to the amount of the ordinary income recognized by the employee.

  Special Rules for Awards Granted to Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider"), the determination of the amount and the timing of income recognition in connection with the exercise of an option and the beginning of the holding period for any Common Stock received generally may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Plan.

  Miscellaneous Tax Issues. Awards may be granted under the 1998 Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such Awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards made under the 1998 Plan.

  With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

  A holder's tax basis in Common Stock acquired pursuant to the 1998 Plan generally will equal the amount paid for the Common Stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss, the treatment of which will depend on the holder's holding period.

  Special rules will apply in cased where a recipient of any Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender of withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

  The terms of the agreements pursuant to which specific Awards are made to employees under the 1998 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments."

  The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options) may be limited to $1,000,000 (per person) annually. In addition, the Company is not entitled to a deduction for any compensation that is subject to the 20% excise tax discussed in the preceding paragraph.

                           RELATED PARTY TRANSACTIONS

  In connection with the relocation of the Company's headquarters from Woodland Hills, California to Calabasas, California, the Company listed for sale its two corporate-owned condominiums in Woodland Hills used primarily for temporarily housing employees visiting the home office. In April 1997, the Company sold one of these units to a daughter of Richard H. Savage, Chairman of the Board and Co-Chief Executive Officer, for a sales price of $184,250. The sales price, which was approved by the Audit Committee of the Board of Directors, was based on comparable sales data, an independent appraisal and the estimated selling price of the other unit in the same complex, with a similar floor plan and square footage.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick was the Company's independent auditor for fiscal 1997. During fiscal 1997, the Company also engaged KPMG Peat Marwick to render certain non-audit professional services involving assistance on tax planning matters, actuarial services and general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. KPMG Peat Marwick has been selected by the Audit Committee for the current year and the Board of Directors is expected to act upon its recommendation at its next meeting. Stockholder approval is not sought in connection with this election.

  KPMG Peat Marwick has served as the Company's independent auditor since 1984. Representatives of KPMG Peat Marwick will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholders who wish to present proposals for action at the 1999 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than December 21, 1998, for inclusion in next year's proxy statement and proxy card.


                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

  The Annual Report of the Company for the fiscal year ended December 31, 1997, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 10, 1998.

  The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to Amwest Insurance Group, Inc., PO Box 4500, Woodland Hills, CA 91365-4500, Attention: Steven R. Kay, Senior Vice President.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                  By Order of the Board of Directors



                                  /s/ Richard H. Savage
                                  Richard H. Savage
                                  Chairman of the Board and
                                  Co-Chief Executive Officer

Calabasas, California
April 15, 1998

                                                                      APPENDIX A

                          AMWEST INSURANCE GROUP, INC.
                           1998 STOCK INCENTIVE PLAN

Section 1. Purpose of Plan

  The purpose of this 1998 Stock Incentive Plan (this "Plan") of Amwest Insurance Group, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees and consultants in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. Eligible Persons

  Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (a) any employee of the Company or any of its subsidiaries or affiliates, including any director who is also such an employee, (b) any consultant of the Company or any of its subsidiaries or affiliates or (c) any director of the Company who is not an employee of the Company (a "Non-Employee Director").

Section 3. Awards

  (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share ("Common Stock"), of the Company or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

  (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

  (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may, but need not, include, among other things:

     (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or any tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

         (A) the delivery of cash;

         (B) the delivery of the other property deemed acceptable by the Committee;

         (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

         (D) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award;

     (ii) a provision specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined; provided, that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as performance-based compensation ("Performance-Based Compensation") for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be not less that the fair market value of a Share on the date such Award is granted;

     (iii) a provision relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

     (iv) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

     (v) a provision required in order for such Award to qualify (A) as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Code; provided, however that no Award issued to any consultant or any Non-Employee Director may qualify as an Incentive Stock Option, (B) as "performance based compensation" under Section 162(m) of the Code and/or (C) for an exemption for Section 16 of the Exchange Act; and/or

     (vi) a provision restricting the transferability of Awards or Shares issued under Awards.

Section 4. Stock Subject to Plan

  (a) The aggregate number of Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 250,000, subject to adjustment as provided in Section 7 hereof.

  (b) At any time, the aggregate number of Shares issued pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 250,000, subject to adjustment as provided in Section 7 hereof.

  (c) For purposes of Section 4(b) hereof, the aggregate number of Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

     (i) the number of Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

     (ii) the number of Shares that were otherwise issuable prior to such time pursuant to Awards granted under the Plan, but that were withheld by the Company as payment of the purchase price of the Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

     (iii) the maximum number of Shares that are or may be issuable at or after such time pursuant to Awards granted or to be granted under this Plan prior to such time.

  (d) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Participant (including the number of Shares involved in Awards having a value derived from the value of Shares) shall not exceed 25,000 Shares.

Section 5. Duration of Plan

  No Awards shall be made under this Plan after April 13, 2008. Although Shares may be issued after April 12, 2008 pursuant to Awards made on or prior to such date, no Shares shall be issued under this Plan after April 11, 2018.

Section 6. Administration of Plan

  (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and, with respect to grants of and other determinations affecting Awards intended to qualify as Performance-Based Compensation, is an "outside director" within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, however, prior to the registration of the Shares under Section 12 of the Exchange Act, this Plan may in the absence of action by the Committee, be administered by the entire Board (subject to any limitations contained in Rule 16b-3 or otherwise), with respect to any Award not intended to qualify as Performance-Based Compensation.

  (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including without limitation, the following:

     (i) adopt, amend and rescind rules and regulations relating to this Plan;

     (ii) determine which persons are Participants and to which of Participants, if any, Awards shall be granted hereunder,

     (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares issuable pursuant thereto;

     (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

     (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7. Adjustments

  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of Shares for which options may be granted to any participant during any one calendar year; provided, however, that no adjustment shall be made to the number of Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

Section 8. Amendment and Termination of Plan

  The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

     (b) If an amendment to the Plan would (i) increase the maximum number of Shares that may be issued pursuant to (A) all Awards granted under this Plan,
(B) all Incentive Stock Options granted under this Plan and (C) Awards granted under this Plan during any calendar year to any one Participant, (ii) change the class of persons eligible to receive Awards under the Plan, (iii) otherwise materially increase the benefits hereunder accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein or (iv) affect the Plan's compliance with Rule 16-b3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time; and

     (c) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act, or the rules and regulations thereunder.

Section 9. Effective Date of Plan

  This Plan shall be effective as of April 13, 1998, the date upon which it was approved by the Board; provided, however, that no Shares may be issued under this Plan until it has been approved, directly or indirectly by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitles to vote at a meeting duly held or, or, in lieu thereof, by action by written consent, in accordance with the laws of the State of Delaware.

Section 10. Compliance with Other Laws and Regulations

  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 11. No Right to Company Employment

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on an individual any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company (or its subsidiaries or affiliates, as applicable) to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

Section 12. Liability of Company

  The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

     (a) The Non-Issuance of Shares. The non-issuance or sales of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

     (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

Section 13. Governing Law

  This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, Amwest Insurance Group, Inc. has caused the presents to be duly executed in its name and in its name and behalf by its proper officers thereunto duly authorized as of this 13th day of April, 1998.


                                    AMWEST INSURANCE GROUP, INC.


                                    By: /s/      RICHARD H. SAVAGE
                                        ------------------------------
                                                  Richard H. Savage
                                                Chairman of the Board and
                                                Co-Chief Executive Officer

ATTEST:

By:  /s/     RICHARD H. BUSCH
    -----------------------------
             Richard H. Busch
                Secretary

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PROXY                     AMWEST INSURANCE GROUP, INC.                     PROXY
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 22, 1998 at 2:00 P.M., Los Angeles time, at its corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1998 Annual Meeting and, revoking all prior Proxies, appoints Richard H. Savage, John E. Savage, Guy A. Main, Steven R. Kay and Neil F. Pont, and each or any of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Common Stock of the undersigned in Amwest Insurance Group, Inc., at the Annual Meeting of Stockholders to be held on May 22, 1998 and any adjournments or postponements thereof upon the following matters and in the manner designated below:

         THIS PROXY WILL BE VOTED FOR ITEM 1 UNLESS OTHERWISE SPECIFIED

1. ELECTION OF DIRECTORS FOR THE TERMS EXPIRING AS SET FORTH BELOW AND AS DESCRIBED IN THE PROXY STATEMENT:

   [_] FOR all nominees listed below   [_] WITHHOLD AUTHORITY
       (except as marked)                  to vote for all nominees listed

Bruce A. Bunner (2001), Robert W. Kleinschmidt (2001), Arthur F. Melton (2001),
                  Roland D. Miller (2001), Neil F. Pont (2000)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

   -----------------------------------------------------------------------

                          (CONTINUED ON REVERSE SIDE)
-------------------------------------------------------------------------------



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                          (CONTINUED FROM OTHER SIDE)

2. To consider and to act upon a proposal to approve and adopt the Amwest Insurance Group, Inc. 1998 Stock Incentive Plan.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

                                            Please sign as name(s) appears.
                                            Executors, administrators,
                                            guardians, officers of cor-
                                            porations, and others signing in a
                                            fiduciary capacity should state
                                            their full titles as such.

                                            Date:________________________, 1998

                                            ___________________________________

                                            ___________________________________

          PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
                          IN THE ENCLOSED ENVELOPE.
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